SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 ............................Real Estate Associates Limited VI...................
                (Name of registrant as specified in its charter)

 ................................................................................
     (Name of person(s) filing proxy statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        2) Aggregate number of securities to which transaction applies:
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        4) Proposed maximum aggregate value of transaction:
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        5) Total fee paid:
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: _______________________________________________
      2) Form, Schedule or Registration Statement No:___________________________
      3) Filing Party:__________________________________________________________
      4) Date Filed:____________________________________________________________



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                     REAL ESTATE ASSOCIATES LIMITED VI
                             9090 WILSHIRE BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90211


                                                              September 29, 1998


Dear Limited Partner:

The consent solicitation period for the proposed sale of the interests of the Partnership in certain real estate properties, which was originally scheduled to expire September 10, 1998, has been extended until October 15, 1998 to provide sufficient time for more Limited Partners to vote. To date we have not received your vote. The Managing General Partner believes that the Sale is in your best interests and it is important that you vote as soon as possible.

For your convenience, we have enclosed a duplicate consent form. To be sure your vote is represented, please sign, date and return this card as promptly as possible. The proposed sale is described in the previously provided Consent Solicitation Statement.

The Managing General Partner recommends the proposed sale for the following reasons:

o Ten of the twelve properties to be included in the proposed sale are subject to Housing Assistance Payments Contracts under Section 8 of the United States Housing Act. Most of these contracts will expire by the end of 2003. Under recently passed legislation, it is expected that they will be renewed on significantly less favorable terms, resulting in significantly reduced cash flow.

o Under this recently passed legislation, it is expected that the property mortgages will be restructured, which could result in significant adverse tax consequences to the Limited Partners, including the cancellation of debt, which is taxed as ordinary income under the Internal Revenue Code.

o The Managing General Partner expects the combination of reduced HAP Contract payments and the restructuring of the mortgage loans will result in a significant reduction in the cash flow generated by the properties.

o The Managing General Partner believes that by approving the proposed sale as soon as possible, the Limited Partners may reduce their tax exposure with respect to the properties to be included in such sale. If the proposed sale is not approved and the properties are instead disposed of at a later date, there is a significant risk that the Limited Partners will bear a greater tax burden.

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o        The Managing General Partner believes, in light of this recently passed legislation, that there is currently no market for the properties subject to HAP Contracts. Accordingly, it is unlikely that the Partnership would be able to obtain a cash purchase price from a third party that will enable Limited Partners to pay a portion of the taxes that will be payable upon disposition.

o The properties to be included in the sale do not produce significant cash flow from operations and the Partnership has not made any distributions to date. The Partnership has substantially fulfilled its original objective of providing tax benefits to the Limited Partners.

o The Partnership's investments in the properties were initially structured primarily to obtain tax benefits and not to provide cash distributions. Most Limited Partners no longer realize any material tax benefits from continuing to hold their interests in the Partnerships.

o The Managing General Partner believes that the purchase price for the properties is fair to the Limited Partners. In addition, the per unit amounts to be distributed to the Limited Partners will be sufficient to pay all of the federal and state taxes that will be due in connection with such sale (based on the assumptions set forth in the Consent Solicitation Statement).

         Each of the points above is addressed more completely in the Consent Solicitation Statement previously sent to you.

         Your vote is important. Because approval of the proposed sale requires the affirmative vote of a majority-in-interest of the outstanding units of limited partnership interest, failure to vote will have the same effect as a vote against the sale.

         PLEASE RETURN YOUR SIGNED CONSENT FORM EITHER BY FACSIMILE TO 310-275-3640, OR IN THE ENCLOSED ENVELOPE BEFORE OCTOBER 15, 1998.

         Limited Partners should also be aware of the following additional developments:

         The Managing General Partner has determined that one of the thirteen properties originally contemplated to be included in the proposed sale, Eastridge Apartments, will no longer be included in the transaction. Nevertheless, the cash portion of the proposed purchase price for the twelve properties to be included in the sale will remain $1,397,081. Limited Partners will continue to be entitled to the per unit distribution amount of $330 despite the removal of the Eastridge Apartments property from the transaction. Robert A. Stanger & Co., Inc. has been advised that the Eastridge Apartments property will no longer be included in the sale and that, as a result, the Aggregate Property Valuation referred to in the Consent Solicitation Statement will be reduced to $69,532,169. Stanger has advised the Partnership

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that the exclusion of such property from the proposed sale has no impact on its opinion as to the fairness of the Aggregate Property Valuation of the other properties to be included in the sale. Stanger has not updated, and has no obligation to update, its fairness opinion for any subsequent events or changes in market conditions.

         On August 27, 1998, two investors holding an aggregate of eight units of limited partnership in Real Estate Associates Limited III (a NAPICO Partnership) and two investors holding an aggregate of five units of limited partnership interest in Real Estate Associates Limited VI commenced an action in the United States District Court for the Central District of California against NAPICO, National Partnership Investments Associates, National Partnership Investment Associates II, Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum, Bruce E. Nelson and seven NAPICO Partnerships, including the Partnership. The complaint alleges that the defendants breached their fiduciary duty to the limited partners of such NAPICO Partnerships and made materially false and misleading statements in the consent solicitation statements sent to the limited partners of such partnerships. The plaintiffs seek preliminary and permanent injunctive relief and other equitable relief, as well as compensatory and punitive damages. The Managing General Partner and the other defendants believe that the plaintiffs' claims are totally without merit and intend to contest the action vigorously.

         PLEASE RETURN YOUR SIGNED CONSENT FORM TODAY.  YOUR VOTE
IS IMPORTANT.  PLEASE DO NOT DELAY.

         If you have any questions, or if you would like to request an additional copy of the Consent Solicitation Statement, please do not hesitate to contact MacKenzie Partners, the Partnership's consent solicitation agent, toll free at 800-322-2885 or collect at 212-929-5500.

                                         Very truly yours,



                                         National Partnership Investments Corp.




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